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                                                                     EXHIBIT 3.1

                          FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         WATSON WYATT & COMPANY HOLDINGS

                 Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

         WATSON WYATT & COMPANY HOLDINGS, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

A. The name of the Corporation is Watson Wyatt & Company Holdings. The Corporation was originally incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on January 7, 2000.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

         1. NAME. The name of the corporation is Watson Wyatt & Company Holdings (the "CORPORATION").

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 1980l, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. CAPITAL STOCK.

                  4.1 The Corporation has the authority to issue an aggregate of 100,000,000 shares, of which: (i) 69,000,000 are shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), (ii) 15,000,000 are shares of Class B-1 Common Stock, par value $.01 per share (the "CLASS B-1 COMMON STOCK"), (iii) 15,000,000 are shares of Class B-2 Common Stock, par value $.01 per share (the "CLASS B-2 COMMON STOCK;" and the Class B-1 Common Stock and Class B-2 Common Stock are referred to collectively as the "CLASS B COMMON STOCK") and (iv) 1,000,000 are shares of Preferred Stock, no par value per share (the "PREFERRED STOCK"). The Class A Common Stock, the Class B-1 Common Stock and the Class B-2 Common Stock are referred to collectively as the "COMMON STOCK".

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                  4.2 The following is a description of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock.

                           (a) GENERAL. Except as otherwise set forth in this
Article 4, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock is identical in all respects.

                           (b) VOTING. At every meeting of the stockholders of
the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.

                           (c) RIGHTS OF HOLDERS OF CLASS B COMMON STOCK.

                               (i) DEFINITIONS.

                                   "CONTROL" means, with respect to any Person,
the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, or by contract or otherwise.

                                    "PERMITTED TRANSFEREE" means any of the
following: (i) any revocable trust created for the benefit of the stockholder during the lifetime of the stockholder of which the stockholder is the only person (whether in the capacity as a trustee, settlor or otherwise) having voting and dispositive control over the Class B Common Stock held by such trust,
(ii) any irrevocable trust created for the benefit of the stockholder and/or any spouse of the stockholder and/or any descendant of the stockholder (which term shall include any adopted child or stepchild of the stockholder) of which the stockholder is the only trustee having voting and dispositive control over the Class B Common Stock held by such trust, (iii) a custodianship for the benefit of a minor who is a descendant of the stockholder (which term shall include any adopted child or stepchild of the stockholder), to which any transfer is made pursuant to and which is valid under the Uniform Transfers to Minors Act, the Uniform Gifts to Minors Act or a substantially similar act, and of which the stockholder is the only custodian having voting or dispositive control over the Class B Common Stock held pursuant to such custodianship, (iv) any partnership, limited liability company or similar entity all of the ownership interests in which are held by the stockholder alone, or by the stockholder and any spouse of the stockholder and/or any descendant of the stockholder (which term shall include any adopted child or stepchild of the stockholder) and/or any Person referred to in clauses (i) - (iii) above, which is Controlled by the stockholder and (v) any corporation (including, without limitation, any subsidiary or sub-subsidiary of any such corporation) which is wholly-owned directly or indirectly, by the stockholder alone or by the stockholder and any one or more Persons referred to in clauses (i) - (iv) above and which is Controlled by the stockholder.



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                                    "PERSON" means an individual, partnership,
corporation, limited liability company, trust or other entity of whatever nature.

                                    "PUBLIC OFFERING DATE" means the date of the
offering of the Corporation's shares of Class A Common Stock in an underwritten public offering.

                                    (ii) TRANSFER RESTRICTIONS. Except for
transfers to Permitted Transferees and conversions under Section 4.2(c)(iii), shares of Class B-1 Common Stock may not be transferred prior to twelve (12) months after the Public Offering Date, and shares of Class B-2 Common Stock may not be transferred prior to twenty four (24) months after the Public Offering Date. Except as provided in this Section 4.2(c)(ii), any purported transfer of shares of Class B-1 Common Stock or Class B-2 Common Stock prior to the applicable date referred to in this Section 4.2(c)(ii) will be void. Shares of Class B-1 Common Stock and Class B-2 Common Stock may be transferred to a Permitted Transferee at any time, and such permitted transferee will take such shares subject to the provisions of this Section 4.2(c)(ii).

                                    (iii) CONVERSION TO CLASS A COMMON STOCK.
Each share of Class B-1 Common Stock will be converted automatically into an equal number of shares of Class A Common Stock twelve (12) months after the Public Offering Date. Each share of Class B-2 Common Stock will be converted automatically into an equal number of shares of Class A Common Stock twenty four
(24) months after the Public Offering Date. Notwithstanding the foregoing, shares of Class B-1 Common Stock and Class B-2 Common Stock may be converted to Class A Common Stock prior to the expiration of the foregoing restricted periods upon the prior consent of the Board of Directors. To the extent permitted by law, such a voluntary conversion shall be deemed to have been effected at the close of business on the date of surrender. Shares of Class A Common Stock may not be converted into shares of Class B-1 Common Stock or Class B-2 Common Stock.

                                    (iv) PROCEDURE FOR TRANSFERS. Shares of
Class B-1 Common Stock and Class B-2 Common Stock which are uncertificated are transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of a written request for transfer in such form as the Corporation requests. Shares of Class B-1 Common Stock and Class B-2 Common Stock represented by certificates are transferred on the books of the Corporation, and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps.

                                    (v) LEGENDS. Shares of Class B-1 Common
Stock and Class B-2 Common Stock shall contain a legend reading as follows:
"Shares of Class B Common Stock may not be transferred (which term includes, without limitation, buying a put option, selling a call option or entering into any other hedging or insurance transaction relating to the shares), except pursuant to a transfer that meets the qualifications set forth in Sections 4.2(c) of the Certificate of Incorporation of this Corporation, and no person who receives the shares of Class B Common Stock in connection with a transfer that does not meet the qualifications prescribed



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by such section is entitled to own or to be registered as the record holder of the shares of Class B Common Stock."

                                    (vi) RETIREMENT OF CLASS B SHARES. Any
shares of Class B-1 Common Stock or Class B-2 Common Stock that have been converted into shares of Class A Common Stock will be retired with no further action by the Corporation, may not be reissued as shares of Class B Common Stock, and will have the status of authorized and unissued shares of Class A Common Stock.

                                    (vii) RESERVATION OF SHARES. The Corporation
at all times shall reserve and keep available, out of its authorized but unissued Class A Common Stock, at least the number of shares of Class A Common Stock that would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                           (d) RECLASSIFICATIONS, SUBDIVISIONS AND COMBINATIONS.
No class of Common Stock may be reclassified, subdivided or combined unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock, except that Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock may be reclassified as a single class of common stock at any time following twenty four (24) months after the Public Offering Date.

                           (e) DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the
rights of the holders of Preferred Stock, holders of each class of Common Stock are entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock: (x) only shares of Class A Common Stock are paid or distributed with respect to Class A Common Stock, (y) only shares of Class B-1 Common Stock are paid or distributed with respect to Class B-1 Common Stock and (z) only shares of Class B-2 Common Stock are paid or distributed with respect to Class B-2 Common Stock.

                           (f) LIQUIDATION, DISSOLUTION AND WINDING UP. In the
event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation are distributed pro rata to the holders of shares of Common Stock. For purposes of this subsection (f), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving the consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                           (g) REORGANIZATIONS AND CONSOLIDATIONS. In case of
any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock of any class are



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entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger by a holder of a share of any other class of Common Stock.

                           (h) CONVERSION OF OUTSTANDING SHARES. Upon the
effectiveness of the filing of this Amended and Restated Certificate of Incorporation, any outstanding shares of common stock of the Corporation shall be converted into shares of Class A Common Stock.

                  4.3 The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any corresponding provision hereinafter enacted.

                  4.4 To the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, the Board of Directors is authorized by resolution to divide and issue the shares of Preferred Stock in classes or series and to fix the voting powers and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of Preferred Stock and any qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                  4.5 No holder of stock of any class of the Corporation has any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, or any right of subscription therefor, other than such rights, if any, as the Board of Directors in its discretion from time to time determines.

         5. BOARD OF DIRECTORS.

                  5.1 The business and affairs of the Corporation are managed by or under the direction of a Board of Directors. The number of directors of the Corporation constituting the whole board are fixed in the manner provided in the by-laws. The election of directors need not be by ballot.

                  5.2 The directors are divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 2001, 2002, and 2003, respectively. The number of directors are apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Starting in 2001, at each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of election to the Board it is a qualification for service as a director that such director remain so employed, so that the term of any such director automatically will terminate upon termination of such director's employment with the Corporation or such affiliate for any reason, unless the Board, by majority of the members of the Board of Directors, otherwise determines.

                  5.3 If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no

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decrease in the number of directors may shorten the term of any incumbent director.

                  5.4 No director who is part of any class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 67% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

                  5.5 Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the members of the board of directors, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                  5.6 Notwithstanding the foregoing, in the event that the holders of any series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of a majority of the members of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

                  5.7 Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 67% of the voting power of the shares entitled to vote generally in the election of directors are required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article 5.

         6. AMENDMENT OF BY-LAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is authorized to adopt, amend or repeal the by-laws of the Corporation. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of the holders of at least 67% of the voting power of the shares entitled to vote generally in the election of directors.

         7. STOCKHOLDER MEETINGS. No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this Article 7, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series. Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the President or by the Board of Directors pursuant to resolution adopted by a majority of the members of the Board of Directors. Business transacted at any

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special meeting of stockholders are confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, any amendment to or deletion of this Article 7 shall require the affirmative vote of the holders of at least 67% of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

         8. LIMITATION OF LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval of this Article by the stockholders to authorize the further elimination or limitation of the liability of directors, then the liability of directors are eliminated or limited to the full extent authorized

         9. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in this Certificate of Incorporation are granted subject to this reservation.

                  IN WITNESS WHEREOF, Watson Wyatt & Company Holdings has caused this certificate to be signed by its President and Secretary, on _________, 2000.

                                  By:
                                     -------------------------------------------
                                     President


                                  By:
                                     -------------------------------------------
                                     Secretary